UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.


                          SCHEDULE 14A INFORMATION


        Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No. )

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                              El Paso Corporation
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               (Name of Registrant as Specified in its Charter)

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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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

News

For Immediate Release


EL PASO CORPORATION URGES SHAREHOLDERS TO SUPPORT CURRENT BOARD AS IT POSITIONS COMPANY FOR THE FUTURE








HOUSTON, TEXAS, JUNE 12, 2003--El Paso Corporation (NYSE: EP) issued the following open letter to all its shareholders today urging them to vote FOR the election of El Paso's slate of 12 highly qualified directors on El Paso's WHITE proxy card at its annual meeting to be held next Tuesday, June 17th:

                  AN OPEN LETTER TO ALL EL PASO SHAREHOLDERS

Dear El Paso Shareholder:

We are now entering the final days before El Paso's 2003 Annual Meeting of Stockholders. El Paso's Board of Directors and management believe your company has achieved substantial progress in recent months, and that the initiatives we have taken over the past year and a half are working. We know our stockholders have suffered, and that we have much more to do to complete the turnaround of this fine company. We believe that your Board of Directors is the group best suited to lead El Paso, to select the next CEO of the company, and to finish El Paso's turnaround.

During the past 4 months, we have:

o Met most of the important objectives of our 2003 operational and financial plan;

o Set a target of more than $400 million of operating expense reductions and business efficiencies to be met by end of 2004;

o Established an aggressive goal of at least $10 billion of debt reduction to be achieved within two years; and

o     Made substantial changes in the management and culture of our company.

We believe the increase in our stock price, which has almost tripled since February, reflects investors' recognition of the progress we have made.
We are committed to continuing the process of measured change in the composition of our Board of Directors and to selecting the most qualified individuals to serve on our Board.

Throughout this proxy contest, we have focused on the stark contrast between the positions of El Paso's Board and the Zilkha/Wyatt slate on a series of issues we believe are crucial to our shareholders:

o We have a comprehensive business plan and a detailed understanding of El Paso's businesses, and the Zilkha/Wyatt slate do not;
o Our plan reflects a reduced ongoing capital budget that will meet the needs of our core businesses and fund growth opportunities; Zilkha/Wyatt have presented a series of confusing statements about their capital budget, proposing a $1 billion capital budget that we and others said simply could not work, then offering up numbers ranging from $1 billion to $1.6 billion without explaining the differences or providing concrete details;
o We are committed to a process to select the best available CEO to lead El Paso, which we expect to be completed shortly after the annual meeting; without a search, Zilkha/Wyatt have selected one of their own as CEO;
o Our reconstituted Board and senior management are delivering on our key objectives; the Zilkha/Wyatt slate are untested and their plan, their timetable and their ability to achieve results are uncertain;
o Our nominees will continue the initiatives that we have announced, with no disruption of these activities; election of the Zilkha/Wyatt slate could result in disarray at El Paso and bring to a halt the company's progress, with no clear benefits to our stockholders; and
o Oscar Wyatt is centrally involved with the Zilkha/Wyatt slate, a cause of serious concern to our shareholders for numerous reasons including the many irreconcilable conflicts that exist between Mr. Wyatt and El Paso, and Mr. Wyatt's troubling past history.



We think El Paso has made too much progress to expose this company to an entirely new and untested Board that doesn't have a workable business plan; that may lead to disarray and bring to a halt the company's progress; and that may allow Oscar Wyatt to exert substantial control over the affairs of El Paso.

If you want a Board and a management that have a real business plan that is thoughtful and is working, to avoid the potential disarray that may result from a wholesale Board change, and to ensure that Oscar Wyatt is not involved in the business of El Paso, I urge you to vote the WHITE proxy card to support El Paso's nominees.

The Board of Directors urges El Paso shareholders to vote FOR the election of El Paso's slate of 12 highly qualified directors on El Paso's WHITE proxy card, NOT sign the blue proxy card sent to you by Messrs. Zilkha and Wyatt and DISCARD any blue proxy card they may send to you in the future. Your vote is critical, no matter how many shares you own. Time is short as the June 17 Annual Meeting is rapidly approaching.

On behalf of the Board of Directors, I thank you for your support of El Paso.

Sincerely,

/s/

Ronald L. Kuehn
Chairman of the Board and Chief Executive Officer

El Paso shareholders who have any questions about voting your proxy or need additional information about El Paso or the stockholders meeting, please contact MacKenzie Partners, Inc. at (800) 322-2885 or visit El Paso's Web site at www.elpaso.com.

El Paso Corporation is the leading provider of natural gas services and the largest pipeline company in North America. The company has core businesses in pipelines, production, and midstream services. Rich in assets, El Paso is committed to developing and delivering new energy supplies and to meeting the growing demand for new energy infrastructure. For more information, visit www.elpaso.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
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This release includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The company has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, including, without limitation, our ability to attract and retain qualified members of the Board of Directors; the successful recruitment and retention of a qualified CEO; the successful implementation of the 2003 operational and financial plan; the successful implementation of the settlement related to the Western Energy Crisis; material and adverse impacts from our proxy contest with Selim Zilkha/Oscar Wyatt; actions by the credit rating agencies; the successful close of financing transactions; our ability to successfully exit the energy trading business; our ability to divest of certain non-core assets; changes in commodity prices for oil, natural gas, and power; general economic and weather conditions in geographic regions or markets served by El Paso Corporation and its affiliates, or where operations of the company and its affiliates are located; the uncertainties associated with governmental regulation; political and currency risks associated with international operations of the company and its affiliates; inability to realize anticipated synergies and cost savings associated with restructurings and divestitures on a timely basis; difficulty in integration of the operations of previously acquired companies, competition, and other factors described in the company's (and its affiliates') Securities and Exchange Commission filings. While the company makes these statements and projections in good faith, neither the company nor its management can guarantee that anticipated future results will be achieved. Reference must be made to those filings for additional important factors that may affect actual results. The company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the company, whether as a result of new information, future events, or otherwise.

Additional Important Information
This document may contain expressions of opinion and belief. Except as otherwise expressly attributed to another individual or entity, these opinions and beliefs are the opinions and beliefs of El Paso.


Contacts
Communications and Government Affairs
Norma F. Dunn, Senior Vice President
Office: (713) 420-3750
Fax: (713) 420-3632

Investor Relations
Bruce L. Connery, Vice President
Office:  (713) 420-5855
Fax:     (713) 420-4417

Alternate Contacts
Joele Frank/Dan Katcher
Office: (212) 355-4449
Fax: (212) 355-4554